                                                                    Exhibit 99.1

                             (ASHWORTH LOGO)

                             Contact:  Randall L. Herrel, Sr. -  Chairman & CEO
                             (760) 929-6142
                             Terence Tsang - EVP & CFO

                             (760) 929-4611
                             Investor Relations: Sean Collins -- Partner
                             CCG Investor Relations and Strategic Communications
                             (310) 231-8600. ext. 202

        ASHWORTH, INC. ANNOUNCES RECORD REVENUES FOR SECOND QUARTER 2005

         -        COMPANY GROWS IN FIVE OF ITS SIX CHANNELS

         -        WEATHER IMPACTS COMPANY'S CORE DOMESTIC GOLF DISTRIBUTION
                  CHANNEL

         -        EARLY SUCCESS IN CROSS CHANNEL SELLING FROM GEKKO ACQUISITION

CARLSBAD, CALIFORNIA, May 26, 2005 - Ashworth, Inc. (NASDAQ: ASHW), a leading designer of golf-inspired lifestyle sportswear, today announced financial results for the second quarter ended April 30, 2005.

During the quarter, the Company experienced growth in revenues from its International golf channel, Retail distribution channel, Corporate distribution channel, its Gekko brands headwear lines and its Company-owned outlet stores.

Consolidated net revenue for the quarter ended April 30, 2005 rose 18% to $64.7 million compared to $54.7 million in the same quarter last year. Revenues from the Company's acquisition of Gekko's brands provided 14% of the overall increase while net revenues from the Company's Ashworth(R) and Callaway Golf apparel brands were collectively up 4% over the previous year.

Net income for the second quarter was $4.8 million or $0.34 per diluted share compared to $5.7 million or $0.41 per diluted share for the same quarter last year. In February 2004, the Company sold its existing distribution center facility located in Carlsbad, California and recorded an after tax-gain on disposal of fixed assets of $1.0 million. Without the gain on sale of fixed assets, the Company would have reported consolidated net income of $4.7 million or $0.34 per diluted share for its second quarter fiscal 2004. The Company believes that excluding the effect of the gain on sale of fixed assets in the second quarter of fiscal 2004 provides useful information to investors in analyzing the impact the non-operational transaction had relative to the Company's performance in fiscal 2005 as compared to fiscal 2004; and, the adjusted consolidated net income measure more closely reflects consolidated net income based on the Company's operations.

Net income in the second quarter was primarily impacted by sluggish golf sales and higher than anticipated operating expenses associated with the new embroidery and distribution center.

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

Driving the overall 4% increase in net revenues from Ashworth and Callaway Golf branded goods were increases in revenues from the Company's International business, up 25% from the same quarter last year, the Company's Retail distribution channel, up 15% compared to the second quarter last year, its Corporate distribution channel, up 6% from last year, and revenues from Company-owned outlet stores, up 11%. These increases were offset by a 6% decrease in net revenues from the domestic Golf distribution channel, the Company's largest distribution channel. The Company attributed the decrease in domestic golf-related net revenues to poor weather and the resulting decline in rounds played.

The strength of the Company's brands limited the effect of the weakness in U.S. rounds played. Revenues from Ashworth-branded goods overall increased by 3% for the quarter to $42.6 million from $41.4 million in the same quarter in 2004, and revenues from Callaway Golf apparel branded goods increased by 6% to $14.1 million from $13.3 million in the second quarter last year.

Randall L. Herrel, Sr., Chairman and Chief Executive Officer, stated, "We are pleased to have maintained the forward momentum in our revenues despite sluggish `on course' sales due to the weather. Net revenues are up in all our distribution channels other than `on-course' golf, where weather had the largest impact. The fact that we could still grow revenues 18% year over year highlights the considerable benefits of our multi-brand, multi-channel business model, which is becoming increasingly diversified across product, channel and geography."

Mr. Herrel continued, "Our cross channel sales initiatives are showing early signs of success. In our first three months of effort, cross channel bookings of Ashworth apparel into collegiate and event channels are over $1 million."

Excluding the 2004 gain on sale of fixed assets, the Company's net income for the second quarter fiscal 2005 increased 2% to $4.8 million compared to the pro-forma net income of $4.7 million in the same quarter of the prior year, even with the decline in net revenues from its Golf distribution channel. Other factors affecting the Company's net income were higher than anticipated expenses from its new U.S. embroidery and distribution center, which have pushed back the expected cost savings from that facility, and the impact of recent clarifications on lease accounting requirements for newly opened and planned openings of outlet stores, offset in part by cost-cutting initiatives on discretionary expenses instituted by the Company during the quarter.

Terence Tsang, Executive Vice President and Chief Financial Officer commented on the Company's financial position at the end of the quarter: "DSOs were 72 days compared to 79 days at the end of the second quarter last year. Inventory has increased to $53.9 million compared to $43.5 million at the end of the second quarter last year. This increase is partly due to the addition of Gekko, and partly due to the planned earlier receipt of basics inventory to mitigate the expected logistics bottleneck resulting from lifting of some quotas on Chinese goods by the U.S. We believe our financial condition continues to be strong. As of April 30, 2005, our debt, net of cash, is $42.5 million and shareholder equity is $107.8 million".

The Company also revised its guidance for the full fiscal year ended October 31, 2005. Revenues are expected to be between $207 and $212 million compared to its previous guidance of $207 to $215 million, and earnings per share are expected to be in the range of $0.72 to $0.76 compared to previous guidance range to $0.76 to $0.82.

Summing up, Mr. Herrel continued, "The first half of this fiscal year proved more challenging than we expected, mainly due to the weather and the start up of our new U.S. embroidery and distribution center, but we remain optimistic about the remainder of the year and the prospects for 2006. Overall, we expect to meet the challenges set for us this year and emerge stronger. We are encouraged with the success of our diversified business model as five of our six distribution channels continued to grow and we continue to be excited about the cross-selling potential of our various distribution channels".

Ashworth management will conduct a conference call and webcast providing details on its second-quarter results and outlook for the remainder of fiscal 2005 today, Thursday, May 26, 2005, at 4:30 p.m. ET (1:30 p.m.). This event replaces the previously announced June 9, 2005 conference call. The call will be broadcast live over the Internet at www.ashworthinc.com. Randall Herrel, Chairman and Chief Executive Officer, and Terence Tsang, Executive Vice President and Chief Financial Officer, will host the call.

An online archive of the broadcast will be available after the completion of the call and will be accessible on the Company's website until June 4, 2005. Additionally, a telephone replay will be accessible for 48 hours by calling 1-877-519-4471 or 1-973-341-3080 for international callers; enter conference ID 6104786.

ASHWORTH, INC. is a designer of men's and women's golf-inspired lifestyle sportswear distributed domestically and internationally in golf pro shops, resorts, upscale department and specialty stores and to corporate customers. Ashworth products include three main brand extensions. Ashworth Collection(TM) is a range of upscale sportswear designed to be worn on and off course. Ashworth Authentics(TM) showcases popular items from the Ashworth line. Ashworth Weather Systems(R) utilizes technology to create a balance between fashion and function in a variety of climatic conditions. Callaway Golf is a trademark of Callaway Golf Company. Ashworth, Inc., 2765 Loker Avenue West, Carlsbad, CA 92008 is an Official Licensee of Callaway Golf Company.


In July 2004, Ashworth, Inc. acquired Gekko Brands, LLC ("Gekko"), a leading designer, producer and distributor of headwear and apparel under The Game(R) and Kudzu(R) brands. This strategic acquisition provides opportunity for additional growth in three new, quality channels of distribution for the Ashworth(R) and Callaway Golf apparel brands as well as further growth from The Game(R) and Kudzu(R) brands' sales into the Company's three current distribution channels. The Game(R) brand products are marketed primarily under licenses to over 1,000 colleges and universities, as well as to the PGA TOUR, resorts, entertainment complexes and sporting goods dealers that serve the high school and college markets. The Game(R) brand is one of the leading headwear brands in the College/Bookstore distribution channel. The Kudzu(R) brand products are sold into the NASCAR/racing markets and through outdoor sports distribution channels, including fishing and hunting.

To learn more, please visit our Web site at www.ashworthinc.com.

         This press release contains forward-looking statements related to the Company's market position, finances, operating results, marketing plans and strategies. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the timely development and acceptance of new products, as well as strategic alliances, the integration of the Company's recent acquisition, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, potential inadequacy of booked reserves, the successful operation of the new distribution facility in Oceanside, CA, and other risks described in Ashworth, Inc.'s SEC reports, including the report on Form 10-K for the year ended October 31, 2004 and Form 10-Q's filed thereafter.

CONTACT INFORMATION:
Ashworth, Inc.
Randall L. Herrel, Sr., 760-929-6142
Terence Tsang, 760-929-4611
or
CCG Investor Relations and Strategic Communications
Sean Collins, (310)-231-8600, ext. 202 (Investor Relations)

ASHWORTH, INC.
Consolidated Statements of Income
Second Quarter ended April 30, 2005 and 2004

(Unaudited)                                                    Summary of Results of Operations
                                                                   2005                  2004
                                                                   ----                  ----
SECOND QUARTER

Net Revenue                                                   $  64,668,000       $  54,672,000
Cost of Sales                                                    36,585,000          31,363,000
                                                              -------------       -------------
     Gross Profit                                                28,083,000          23,309,000
Selling, General and Administrative Expenses                     19,303,000          13,555,000
                                                              -------------       -------------
Income from Operations                                            8,780,000           9,754,000
Other Income (Expense):
     Interest Income                                                 14,000              11,000
     Interest Expense                                              (576,000)           (227,000)
     Other Expense, net                                            (200,000)            (98,000)
                                                              -------------       -------------
     Total Other Income (Expense), net                             (762,000)           (314,000)
                                                              -------------       -------------
Income Before Provision for Income Taxes                          8,018,000           9,440,000
Provision for Income Taxes                                       (3,207,000)         (3,777,000)
                                                              -------------       -------------
     Net Income                                               $   4,811,000       $   5,663,000
                                                              =============       =============

Income Per Share - BASIC                                      $        0.35       $        0.42
Weighted Average Common Shares Outstanding                       13,813,000          13,373,000
                                                              =============       =============
Income Per Share - DILUTED                                    $        0.34       $        0.41
Adjusted Weighted Average Shares and Assumed Conversions         14,271,000          13,737,000
                                                              =============       =============
SIX MONTHS

Net Revenue                                                   $ 101,180,000       $  82,010,000
Cost of Sales                                                    58,463,000          48,010,000
                                                              -------------       -------------
     Gross Profit                                                42,717,000          34,000,000
Selling, General and Administrative Expenses                     33,393,000          23,960,000
                                                              -------------       -------------
Income from Operations                                            9,324,000          10,040,000
Other Income (Expense):
     Interest Income                                                 34,000              32,000
     Interest Expense                                            (1,109,000)           (396,000)
     Other Expense, net                                             (93,000)            (13,000)
                                                              -------------       -------------
Total Other Income (Expense), net                                (1,168,000)           (377,000)
                                                              -------------       -------------
Income Before Provision for Income Taxes                          8,156,000           9,663,000
Provision for Income Taxes                                       (3,262,000)         (3,866,000)
                                                              -------------       -------------
     Net Income                                               $   4,894,000       $   5,797,000
                                                              =============       =============
Income Per Share - BASIC                                      $        0.36       $        0.43
Weighted Average Common Shares Outstanding                       13,769,000          13,331,000
                                                              =============       =============
Income Per Share - DILUTED                                    $        0.35       $        0.42
Adjusted Weighted Average Shares and Assumed Conversions         14,184,000          13,679,000
                                                              =============       =============

ASHWORTH, INC.
Consolidated Balance Sheets
As of April 30, 2005 and 2004
(Unaudited)

                                                                      April 30,           April 30,
ASSETS                                                                   2005                2004
                                                                         ----                ----
CURRENT ASSETS

     Cash and Cash Equivalents                                      $  3,032,000      $  1,747,000
     Accounts Receivable-Trade, net                                   52,443,000        48,149,000
     Inventories, net                                                 53,931,000        43,539,000
     Other Current Assets                                              9,965,000         8,644,000
                                                                    ------------      ------------
         Total Current Assets                                        119,371,000       102,079,000

Property and Equipment, net                                           37,802,000        29,321,000
Intangible Assets, net                                                23,410,000           572,000
         Other Assets, net                                               283,000         1,019,000
                                                                    ------------      ------------
              Total Assets                                          $180,866,000      $132,991,000
                                                                    ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Line of Credit                                                 $ 16,000,000      $  7,000,000
     Current Portion of Long-Term Debt                                 4,457,000           308,000
     Accounts Payable - Trade                                         16,415,000         9,199,000
     Other Current Liabilities                                         9,234,000         7,235,000
                                                                    ------------      ------------
     Total Current Liabilities                                        46,106,000        23,742,000

Long-Term Debt                                                        25,082,000        11,528,000
Other Long-Term Liabilities                                            1,914,000         1,923,000
Stockholders' Equity                                                 107,764,000        95,798,000
                                                                    ------------      ------------
               Total Liabilities and Stockholders' Equity           $180,866,000      $132,991,000
                                                                    ============      ============

This earnings release includes information presented on an adjusted non-GAAP basis. These adjusted non-GAAP financial measures are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of adjusted non-GAAP results provides useful information to both management and investors to better understand the impact of the gain on sale of the Company's distribution facility in Carlsbad, California booked in the second quarter of fiscal 2004. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the adjusted non-GAAP financial measure with the most directly comparable GAAP-based financial measure.

                                 ASHWORTH, INC.

               ADJUSTED NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
                  SECOND QUARTER ENDED APRIL 30, 2005 AND 2004
                                   (UNAUDITED)

                                         QUARTER
                                          ENDED                              QUARTER ENDED
                                         4/30/05                                4/30/04
                                         -------          -----------------------------------------------------
                                                                              ELIMINATION OF
                                                                              GAIN ON SALE OF
                                                                                 EXISTING
                                           AS                  AS              DISTRIBUTION
                                        REPORTED            REPORTED              CENTER         PRO FORMA RESULTS
                                        --------            --------          ---------------    -----------------
Net Revenue                            $ 64,668,000       $ 54,672,000                 --          $ 54,672,000
Cost of Sales                            36,585,000         31,363,000                 --            31,363,000
                                       ------------       ------------       ------------          ------------
         Gross Profit                    28,083,000         23,309,000                 --            23,309,000
Selling, General and
     Administrative Expenses             19,303,000         13,555,000          1,589,000            15,144,000
                                       ------------       ------------       ------------          ------------
Income from Operations                    8,780,000          9,754,000         (1,589,000)            8,165,000
Other Income (Expense):
         Interest Income                     14,000             11,000                 --                11,000
         Interest Expense                  (576,000)          (227,000)                --              (227,000)
         Other Expense, net                (200,000)           (98,000)                --               (98,000)
                                       ------------       ------------       ------------          ------------
         Total Other Expense, net          (762,000)          (314,000)                --              (314,000)
Income Before Provision for
     Income Taxes                         8,018,000          9,440,000         (1,589,000)            7,851,000
Provision for Income Taxes               (3,207,000)        (3,777,000)           636,000            (3,141,000)
                                       ------------       ------------       ------------          ------------
         Net Income                    $  4,811,000       $  5,663,000       ($   953,000)         $  4,710,000
                                       ============       ============       ============          ============
Income Per Share - BASIC               $       0.35       $       0.42       ($      0.07)         $       0.35
Weighted Average Common
     Shares Outstanding                  13,813,000         13,373,000         13,373,000            13,373,000
                                       ============       ============       ============          ============
Income Per Share - DILUTED             $       0.34       $       0.41       ($      0.07)         $       0.34
Adjusted Weighted Average Shares
     and Assumed Conversions             14,271,000         13,737,000         13,737,000            13,737,000
                                       ============       ============       ============          ============

                                 ASHWORTH, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED APRIL 30, 2005 AND 2004
                                   (UNAUDITED)

                                          SIX MONTHS
                                             ENDED                               SIX MONTHS ENDED
                                            4/30/05                                  4/30/04
                                            -------        --------------------------------------------------------
                                                                                ELIMINATION OF
                                                                               GAIN ON SALE OF
                                                                                  EXISTING
                                              AS                 AS              DISTRIBUTION
                                           REPORTED          REPORTED               CENTER        PRO FORMA RESULTS
                                           --------          --------               ------        -----------------
Net Revenue                            $ 101,180,000       $  82,010,000                  --          82,010,000
Cost of Sales                             58,463,000          48,010,000                  --          48,010,000
                                       -------------       -------------       -------------       -------------
        Gross Profit                      42,717,000          34,000,000                  --          34,000,000
Selling, General and
     Administrative Expenses              33,393,000          23,960,000           1,589,000          25,549,000
                                       -------------       -------------       -------------       -------------
Income from Operations                     9,324,000          10,040,000          (1,589,000)          8,451,000
Other Income (Expense):
         Interest Income                      34,000              32,000                  --              32,000
         Interest Expense                 (1,109,000)           (396,000)                 --            (396,000)
         Other Expense, net                  (93,000)            (13,000)                 --             (13,000)
                                       -------------       -------------       -------------       -------------
         Total Other Expense, net         (1,168,000)           (377,000)                 --            (377,000)
Income Before Provision for
     Income Taxes                          8,156,000           9,663,000          (1,589,000)          8,074,000
Provision for Income Taxes                (3,262,000)         (3,866,000)            636,000          (3,230,000)
                                       -------------       -------------       -------------       -------------
     Net Income                        $   4,894,000       $   5,797,000       ($    953,000)      $   4,844,000
                                       =============       =============       =============       =============
Income Per Share - BASIC               $        0.36       $        0.43       ($       0.07)      $        0.36
Weighted Average Common
     Shares Outstanding                   13,769,000          13,331,000          13,331,000          13,331,000
                                       =============       =============       =============       =============
Income Per Share - DILUTED             $        0.35       $        0.42       ($       0.07)      $        0.35
Adjusted Weighted Average Shares
     and Assumed Conversions              14,184,000          13,679,000          13,679,000          13,679,000
                                       =============       =============       =============       =============